Ex. 10.7

PUDA COAL, INC.

2008 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

Name and Address of Awardee:	(the “Awardee”)

Board Approval Date:

Grant Date:	(the “Grant Date”)

Exercise Price Per Share:	the (“Exercise Price”)

No. of Underlying Shares:	shares of Common Stock (the “Shares”)

Type of Option:	Shares Incentive Stock Option

Shares Nonstatutory Stock Option

Expiration Date:	(the “Expiration Date”)

Vesting Commencement Date:	(the “Vesting Commencement Date”)

Transferability:	This Option may not be transferred.

1.           Grant of Option.  Puda Coal, Inc., a Florida corporation (the “Company”), hereby grants to Awardee an option (this “Option”) to purchase the Shares at the above Exercise Price per Share subject to the terms, definitions and provisions of the Puda Coal, Inc. 2008 Equity Incentive Plan (the “Plan”), which is incorporated into this Stock Option Agreement (this “Agreement”) by reference.  Unless otherwise defined in this Agreement, the terms used in this Agreement shall have the meanings defined in the Plan.

2.           Designation of Option.  This Option is intended to be an Incentive Stock Option as defined in Section 422 of the Code only to the extent so designated above, and to the extent it is not so designated or to the extent this Option does not qualify as an Incentive Stock Option, it is intended to be a Nonstatutory Stock Option.

Notwithstanding the above, if designated as an “Incentive Stock Option,” this Option shall be treated in accordance with Section 9(b) of the Plan.

3.          Vesting/Exercise Schedule. So long as Awardee’s employment or consulting relationship with the Company continues, this Option shall vest and become exercisable with respect to the Shares in accordance with the following schedule:

___________ of the Shares subject to this Option shall vest and become exercisable on the ________ month anniversary of the Vesting Commencement Date and _______ of the total number of Underlying Shares subject to this Option shall vest and become exercisable each month thereafter.

4.           Exercise of Option.  This Option shall be exercisable prior to the Expiration Date in accordance with the Vesting/Exercise Schedule set forth in Section 3 above and Section 10 of the Plan by delivering an Option exercise notice in the form attached hereto as Exhibit A indicating his or her election to purchase some or all of the Shares with respect to which this Option is exercisable at the time of such notice and further agrees that:

(a)           As a condition to the exercise of this Option, Awardee agrees to make arrangements as the Administrator may require for tax withholding as set forth in Section 13 of the Plan; and

(b)           The Company is not obligated, and will have no liability for failure, to issue or deliver any Shares upon exercise of this Option unless such issuance or delivery would comply with the Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel. This Option may not be exercised until such time as the Plan has been approved by the stockholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 221 of Title 12 of the Code of Federal Regulations as promulgated by the Federal Reserve Board.  As a condition to the exercise of this Option, the Company may require Awardee to make any representation and warranty to the Company as may be required by the Applicable Laws.  Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Awardee on the date on which this Option is exercised with respect to such Shares.

5.           Method of Payment.  Payment of the Exercise Price shall be by any of the following, or a combination of the following, at the election of Awardee:

(a)           cash, check or wire transfer (denominated in U.S. Dollars); or

(b)           other as set forth in Section 8 of the Plan.

6.           Termination of Relationship.  Following the date of termination of Awardee’s employment or service for any reason (the “Termination Date”), Awardee may exercise this Option only as set forth in Section 10 of the Plan.

7.           Non-Transferability of Option.  This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Awardee only by such Awardee.  The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Awardee.

8.           Tax Consequences.  Below is a brief summary as of the date of this Option of certain of the U.S. federal tax consequences of exercise of this Option and disposition of the Shares under the laws in effect as of the Grant Date, which may or may not apply to you depending on your tax status.  THIS SUMMARY IS INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.  AWARDEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

(a)           Incentive Stock Option.

(i)           Tax Treatment upon Exercise and Sale of Shares.  If this Option qualifies as an Incentive Stock Option, there will be no regular federal income tax liability upon the exercise of this Option, although the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject Awardee to the alternative minimum tax in the year of exercise.  If Shares issued upon exercise of an Incentive Stock Option are held for at least one year after exercise and are disposed of at least two years after this Option grant date, any gain realized on disposition of the Shares will also be treated as long-term capital gain for federal income tax purposes.  If Shares issued upon exercise of an Incentive Stock Option are disposed of within such one-year period or within two years after this Option grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the difference between the Exercise Price and the lesser of (i) the fair market value of the Shares on the date of exercise, or (ii) the sale price of the Shares.

(ii)           Notice of Disqualifying Dispositions.  With respect to any Shares issued upon exercise of an Incentive Stock Option, if Awardee sells or otherwise disposes of such Shares on or before the later of (i) the date two years after the Option grant date, or (ii) the date one year after the date of exercise, Awardee shall immediately notify the Company in writing of such disposition.  Awardee acknowledges and agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized by Awardee from the early disposition by payment in cash or out of the current earnings paid to Awardee.

(b)           Nonstatutory Stock Option.  If this Option does not qualify as an Incentive Stock Option, there may be a regular federal (and state) income tax liability upon the exercise of this Option. Awardee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price.  If Awardee is an Employee, the Company will be required to withhold from Awardee’s compensation or collect from Awardee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.  If Shares issued upon exercise of a Nonstatutory Stock Option are held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

9.           Effect of Agreement.  Awardee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof (and has had an opportunity to consult counsel regarding the Option terms), and hereby accepts this Option and agrees to be bound by its contractual terms as set forth herein and in the Plan.  Awardee hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Administrator regarding any questions relating to this Option.  In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of this Agreement, the Plan terms and provisions shall prevail.  This Agreement, including the Plan, constitutes the entire agreement between Awardee and the Company on the subject matter hereof and supersedes all proposals, written or oral, and all other communications between the parties relating to such subject matter.

By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Puda Coal, Inc. 2008 Equity Incentive Plan, which is attached and made a part of this Agreement.

In addition, you agree and acknowledge that your rights to any Shares underlying this Option will be earned only as you provide services to the Company over time, that the grant of this Option is not as consideration for services you rendered to the Company prior to your Vesting Commencement Date, and that nothing in this Agreement or Plan confers upon you any right to continue your employment or consulting relationship with the Company for any period of time, nor does it interfere in any way with your right or the Company’s right to terminate that relationship at any time, for any reason, with or without cause.

Capitalized terms used but not defined in this Agreement have the meanings designated to them in the Plan.

AWARDEE:	PUDA COAL, INC.

By:
Name:
Title:

Print Name

EXHIBIT A

NOTICE OF EXERCISE

To:	Puda Coal, Inc.
Attn:	Plan Administrator
Subject:	Notice of Intention to Exercise Stock Option

This is official notice that the undersigned (“Awardee”) intends to exercise Awardee’s Option to purchase __________ shares of Common Stock of Puda Coal, Inc. under and pursuant to the Puda Coal, Inc. 2008 Equity Incentive Plan and the Stock Option Agreement dated ___________, as follows:

Grant Number:

Date of Purchase:

Number of Shares:

Purchase Price:

Method of Payment
of Purchase Price:

Social Security No.:

The shares should be issued as follows:

Name:

Address:

Signed:

Date: